SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2004

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit

    News release of Alaska Pacific Bancshares, Inc. dated May 4, 2004.

Item 9. Regulation FD Disclosure

On May 4, 2004, Alaska Pacific Bancshares, Inc. issued its earnings release for the quarter ended March 31, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition." The information in this report shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                                                                              ALASKA PACIFIC BANCSHARES, INC.

 DATE: May 4, 2004                                                            By:       /s/Roger K. White
                                                                                                         Roger K. White
                                                                                                         Senior Vice President and
                                                                                                               Chief Financial Officer

Exhibit 99.1

News Release
For Immediate Release

ALASKA PACIFIC ANNOUNCES RESULTS
FOR FIRST QUARTER

JUNEAU, Alaska, May 4, 2004 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB), the parent company of Alaska Pacific Bank, announced net income of $171,000, or $.27 per diluted share, for the first quarter of 2004, compared with $117,000 ($.19 per share) in the previous quarter and $85,000 ($.14 per share) in the first quarter of 2003.

Net interest income for the first quarter of 2004 increased $69,000 (3.9%) compared with the fourth quarter of 2003 and increased $167,000 (10.1%) compared with the first quarter of 2003. These increases were the result of higher average loans and reduced average balances of cash equivalents and investment securities, resulting in an improved net interest margin on earning assets of 4.75% in the first quarter, compared with 4.59% last quarter and 4.61% in the first quarter of last year.

Loans (excluding loans held for sale) were $133.4 million at the end of the first quarter, an increase of $8.1 million (6.5%) from the previous quarter and an increase of $29.8 million (28.8%) from a year ago. "In spite of a relatively 'flat' economy in our market area," said Craig E. Dahl, Alaska Pacific's President and Chief Executive Officer, "we have been successful in increasing our customer base, especially among small businesses." Total deposits were $137.8 million, a seasonal decline of 0.6% from last quarter, but an increase of 6.2% from a year ago.

Total nonperforming assets at March 31, 2004 were $681,000, a 10.6% increase over year end 2003, but a 63.9% decrease from March 31, 2003. Favorably impacting the first quarter was the receipt of $194,000 under a USDA loan guarantee. The allowance for loan losses was increased by $89,000 of this amount as a loan loss recovery. The remaining $105,000 was recognized as a recovery of interest and of costs expensed in previous quarters.

Gains on sale of mortgage loans were $56,000 in the first quarter, an increase of $33,000 from the previous quarter, but a $126,000 decrease from the first quarter of 2003, which benefited from significant mortgage refinancing activity at that time. Other noninterest income in the first quarter amounted to $239,000, little changed from $238,000 in the previous quarter and $244,000 in the first quarter of 2003.

Total noninterest expense of $1.8 million in the first quarter of 2004 was also nearly unchanged from the previous quarter and from the first quarter of 2003 (excluding the $85,000 loss on sale of building last year). However, excluding net expense and recoveries on repossessed properties, which is often highly variable, other noninterest expense increased $79,000 (4.5%) from the previous quarter and $119,000 (6.9%) from the first quarter of 2003.

As previously announced, the Company declared a regular quarterly dividend of $.07 per share, payable May 14, 2004, to shareholders of record as of May 3, 2004.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the economy in Southeast Alaska, the real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission.

Contact:   Roger K. White                                                      Craig E. Dahl
                 Senior Vice President and CFO             or               President and CEO
                 907-790-5135                                                         907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
First Quarter 2004
(dollars in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2004	December 31, 2003	March 31, 2003
Condensed Income Statement:
Interest income	$2,223	$2,169	$2,175
Interest expense	(402)	(417)	(521)
Net interest income	1,821	1,752	1,654
Provision for loan losses	(75)	(60)	(75)
Gain on sale of mortgage loans	56	23	182
Other noninterest income	239	238	244
Nonrecurring loss on sale of building	-	-	(85)
Repossessed property recoveries (expenses), net	90	9	(51)
Other noninterest expense	(1,846)	(1,767)	(1,727)
Net income before income tax	285	195	142
Income tax expense	(114)	(78)	(57)
Net income	$ 171	$ 117	$ 85

Earnings per share:
Basic	$ .29	$ .20	$ .15
Diluted	.27	.19	.14

Performance Ratios:
Return on average equity	4.46%	3.08%	2.28%
Return on average assets	0.42	0.29	0.22
Yield on average earning assets	5.80	5.68	6.06
Cost of average interest-bearing liabilities	1.27	1.31	1.72
Interest rate spread	4.52	4.37	4.34
Net interest margin on:
Average earning assets	4.75	4.59	4.61
Average total assets	4.46	4.28	4.32
Efficiency ratio (a)	85.24	88.34	98.16

Average balances:
Loans	$131,591	$121,042	$107,096
Earning assets	153,399	152,832	143,527
Assets	163,157	163,671	153,227
Interest-bearing deposits	117,267	117,874	112,007
Total deposits	136,873	137,759	127,383
Interest-bearing liabilities	126,340	127,169	121,290
Shareholders' equity	15,350	15,179	14,926

Average shares outstanding:
Basic	595,262	588,376	581,454
Diluted	635,262	623,864	615,613

	March 31,	December 31,	March 31,
	2004	2003	2003
Balance sheet data:
Total assets	$164,248	$164,559	$156,660
Loans, before allowance	133,400	125,282	103,611
Loans held for sale	2,069	2,938	2,418
Investment securities	10,614	11,292	16,985
Total deposits	137,831	138,612	129,753
Federal Home Loan Bank advances	8,998	9,219	9,883
Shareholders' equity	15,443	15,257	14,885

Shares outstanding (b)	626,132	626,132	623,132

Book value per share	$24.66	$24.37	$23.89

Asset quality:
Allowance for loan losses	$1,311	$1,159	$1,200
Allowance as a percent of loans	0.98%	0.93%	1.16%
Nonaccrual loans	$371	$313	$1,599
Total nonperforming assets	681	616	1,889
Net chargeoffs (recoveries) for quarter	(77)	2	27

        (a)  Noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.

        (b)  Excludes only treasury stock.